Exhibit 10.21

FORM OF

[AMENDED AND RESTATED] AT-WILL EMPLOYMENT AGREEMENT

THIS [FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: AMENDED AND RESTATED] AT-WILL EMPLOYMENT AGREEMENT (this “Agreement”) is made as of                     , 2005 (the “Effective Date”), by and between Cbeyond Communications, Inc., a Delaware corporation (the “Company”), and                      (“Executive”). Capitalized terms used but not otherwise defined herein have the meanings given to them in Section 3 hereof.

[FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: WHEREAS, the Company and Executive desire to amend and restate that certain At-Will Employment Agreement dated as of             , 200    , between the Company and Executive (the “Original Agreement”), to provide Executive with enhanced severance benefits in the event of a qualifying termination of Executive’s employment.]

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    At-Will Employment. Executive acknowledges and agrees that no agreement or arrangement between Executive and the Company (including the execution and delivery of this Agreement) shall entitle Executive to become or remain in the employment of the Company or affect the right of the Company to terminate Executive’s employment at any time and for any reason.

2.    Termination.

(a)    Severance. Subject to Section 2(c) below, in the event of a Specified Termination of Executive’s employment, then in accordance with the customary payroll practices of the Company, during the period beginning the day after the date of Executive’s termination of employment with the Company and ending on the first anniversary of such date of termination, the Company shall pay Executive severance payments to be paid at a rate equal to 100% of the annual base salary rate in effect immediately prior to Executive’s termination of employment.

(b)    Stock Awards.

(i)    In the event of a Specified Termination of Executive’s employment following the effective date of a Change in Control, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of termination.

(ii)    In the event of a Specified Termination of Executive’s employment prior to the effective date of a Change in Control, the vesting and/or exercisability of twenty percent (20%) of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of termination (i.e., if forty percent (40%) of each Stock Award is vested as of the date of termination, then after such termination sixty percent (60%) of such Stock Award shall be vested and forty percent (40%) shall be unvested).

(iii)    In the event of a termination of Executive’s employment by reason of Executive’s death, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of death.

(iv)    In the event of a termination of Executive’s employment by reason of Executive’s Disability, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of termination so that sixty percent (60%) of each such Stock Award shall be vested and/or exercisable (i.e., to the extent, but only to the extent, that less than sixty percent (60%) of an outstanding Stock Award has not already vested upon such termination of employment, such Stock Award will vest as of the date of such termination so that sixty percent (60%) of such Stock Award shall be vested.

(v)    With respect to all Stock Awards granted to Executive on or after the Effective Date, in the event of a Specified Termination of Executive’s employment, such Stock Awards shall remain exercisable for a period of [FOR CEO: two (2) years] [FOR ALL OTHER EXECUTIVES: one (1) year] following the date of Executive’s termination. With respect to all Stock Awards granted to Executive prior to the Effective Date, such Stock Awards shall remain exercisable following Executive’s termination of employment as set forth in the award agreements pursuant to which such Stock Awards were granted.

(vi)    Except as specifically provided in Section 2(b)(v) above, this Section 2(b) shall supersede any other agreement with respect to the acceleration of Executive’s Stock Awards as a result of a termination of Executive’s employment, death, Disability and/or a Change in Control, including, without limitation, [FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: the Original Agreement] [FOR EXECUTIVE OFFICERS PARTY TO AN EXECUTIVE PURCHASE AGREEMENT: Section 2 of that certain Executive Purchase Agreement dated as of March 28, 2000, among Executive, Egility Communications, L.L.C., egility Communications, Inc. and egility Investors, LLC, as amended] and the applicable provisions of any award agreements pursuant to which such Stock Awards were granted. Such award agreements will continue to govern Executive’s Stock Awards to the extent not expressly superseded by this Agreement.

(c)    Release Prior to Payment of Benefits. Upon the occurrence of a Specified Termination of Executive’s employment, and prior to the payment of any benefits under this

Agreement on account of such Specified Termination, Executive shall execute a release (the “Release”) in the form attached hereto and incorporated herein as Exhibit A or Exhibit B, as applicable. Such Release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under Section 3 of this Agreement. It is understood that, if specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution. In the event Executive does not execute such Release within the period specified in the applicable Release, or if Executive revokes such Release within the subsequent seven (7) day period, no benefits shall be payable under this Agreement.

3.    Confidentiality, Noncompete, and Nonsolicitation.

(a)    Nondisclosure and Nonuse of Confidential Information. Executive shall not disclose or use at any time, either during Executive’s employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by Executive, except to the extent that such disclosure or use is directly related to and required by Executive’s performance of duties assigned to Executive by the Company; provided that nothing herein shall restrict Executive from disseminating personal knowledge gained during the course of Executive’s employment with the Company after the second anniversary of the termination of Executive’s employment with the Company to the extent such personal knowledge is not the property of the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets, (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination. Notwithstanding the foregoing, “Confidential Information” shall not include any information (a) of which Executive became aware prior to Executive’s affiliation with the Company (b) of which Executive learns from sources other than the Company, whether prior to or after such information is actually disclosed by the Company, or (c) which is disclosed in a prospectus or other documents for dissemination to the public.

(b)    The Company’s Ownership of Intellectual Property.

(i)    Acknowledgment of Company Ownership. In the event that Executive as part of Executive’s activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company’s business as now or hereafter conducted (collectively, “Intellectual Property”), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed “a work made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company’s interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive’s employment with the Company).

(ii)    Executive Invention. Executive understands that paragraph (b)(i) of Section 3 of this Agreement regarding the Company’s ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which was developed entirely on Executive’s own time, unless (i) the invention relates to the business of the Company or to the Company’s actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company.

(c)    Delivery of Materials upon Termination of Employment. As requested by the Company from time to time and upon the termination of Executive’s employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive’s possession or within Executive’s control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, Executive shall provide the Company with written confirmation that all such materials have been delivered to the Company.

(d)    Noncompete. Executive acknowledges and agrees with the Company that (i) in the course of Executive’s employment with the Company Executive shall become familiar with the trade secrets of the Company and with other Confidential Information concerning the Company, (ii) Executive’s services to the Company are unique in nature and of an extraordinary value to the Company, and (iii) the Company could be irreparably damaged if Executive were to provide similar services to any person or entity competing with any of the Company or engaged in a similar business. In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive covenants and agrees with the Company that during the period beginning on the date hereof and ending on the first anniversary of the date of the termination of Executive’s employment with the Company (the “Noncompete Period”), Executive shall not, directly or indirectly, either for himself or for or through any other Person, participate in any business or enterprise conducting business in any Covered MSA which provides or proposes to provide local, long distance, internet access, or other data, voice or internet services of the type the Company provides or proposes to provide as evidenced by a business plan which has been approved by or submitted to the Board, which in the case of a submitted business plan, has not been rejected by the Board; provided that after such termination of employment, nothing herein shall prohibit Executive (1) from engaging in any activity in which he or she did not engage on behalf of the Company prior to such termination of employment or (2) from entering into any employment in, or with an employer that conducts business in, any Covered MSA if Executive has not performed any services on behalf of the Company in such Covered MSA. Without limiting the generality of the foregoing, Executive agrees that, during the Noncompete Period, Executive shall not compete against the Company by soliciting any customer or prospective customer of the Company in any Covered MSA with whom Executive had any business dealings or contracts on behalf of the Company during the two years prior to the such termination of employment. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope. For purposes of this Agreement, (i) the term “participate in” includes having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venture, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than owning up to 5% of the outstanding stock of any class that is publicly traded, (ii) the term “MSA” means metropolitan statistical area and (iii) the term “Covered MSA” means the MSAs set forth on Schedule I attached hereto (it being understood that the Company has been formed for the purpose of carrying on business in all of the Covered MSAs).

(e)    Nonsolicitation. During the Noncompete Period, Executive shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, or (ii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company in order to induce or attempt to induce any such Person to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including making any negative statements or communications concerning the Company).

(f)    Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

3.    Definitions.

“Board” means the board of directors of the Company.

“Cause” means (a) Executive’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, Executive’s perpetration or attempted perpetration of fraud, or Executive’s participation in a fraud or attempted fraud, on the Company, or Executive’s unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company, (b) any act or acts of disloyalty, moral turpitude or material misconduct by Executive injurious to the interest, property, value, operations, business or reputation of the Company, or Executive’s conviction of a crime which results in injury to the Company, (c) Executive’s repeated refusal (other than by reason of Disability) to carry out reasonable instructions by Executive’s superiors or the Board, or (d) Executive’s conviction of a felony or a crime involving moral turpitude.

“Change in Control” means and includes each of the following:

(a)    the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i)    an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)    an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii)    an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c), or

(iv)    an acquisition of voting securities pursuant to the Company’s initial public offering of its common stock;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(b)    during any one-year period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c) above whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this paragraph (ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)    the Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of not less than 12 months, as determined by the Board in its sole discretion.

Executive shall have resigned for “Good Reason” if the Company, without Executive’s prior written consent: (i) significantly reduces the responsibilities and/or duties of Executive, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; or (ii) changes the location of Executive’s office to a location which is fifty (50) miles or more from the office where Executive is located on the date hereof.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

“Specified Termination” means a termination of Executive’s employment by the Company without Cause or the resignation of Executive for Good Reason.

“Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

4.    Miscellaneous Provisions.

(a)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)    Complete Agreement. This Agreement, those documents expressly referred to herein and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, all written and oral agreements with respect to severance benefits and accelerated vesting and/or exercisability of Executive’s Stock Awards in the event of employment termination and [FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: the Original Agreement] [FOR EXECUTIVE OFFICERS PARTY TO AN EXECUTIVE PURCHASE AGREEMENT: Sections 2 and 5 of that certain Executive Purchase Agreement dated as of March 28, 2000, among Executive, Egility Communications, L.L.C., Egility Communications, Inc. and Egility Investors, LLC, as amended].

(c)    Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance (without posting a bond or other security) and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(d)    Amendment, Modification, or Waiver. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Company and Executive.

(e)    Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the States of Illinois or Georgia, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(f)    Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by way of limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(g)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Atlanta, Georgia time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

To the Company:

Cbeyond Communications, Inc.
320 Interstate North Parkway, SE
Suite 300
Atlanta, Georgia 30339
Attention:	President
Telephone:	(678) 424-2600
Telecopy:	(678) 424-2500

To Executive: at the address set forth in the Company’s records.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h)    Successors and Assigns. This Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

(i)    CHOICE OF LAW.  THE QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF GEORGIA.

(j)    Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(k)    Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(l)    Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code.

(m)    Arbitration. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in Atlanta, Georgia, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 4(m) is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including, without limitation, injunctive relief, in any court of competent jurisdiction to the extent permitted by applicable law. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial. Each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein.

*       *       *       *

IN WITNESS WHEREOF, the parties hereto have executed this [FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: Amended and Restated] At-Will Employment Agreement on the date first written above.

CBEYOND COMMUNICATIONS, INC.

By:

Its:

Date:

EXECUTIVE

Name:

Date:

EXHIBIT A

RELEASE

(INDIVIDUAL TERMINATION)

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

Certain capitalized terms used in this Release are defined in the [FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: Amended and Restated] At-Will Employment Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under Section 3 of the Agreement.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

[INCLUDE IF EXECUTIVE IS AGE 40 OR OLDER AT TIME OF TERMINATION: I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the

A-1

Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.]

EXECUTIVE

Name:

Date:

A-2

EXHIBIT B

RELEASE

(GROUP TERMINATION)

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

Certain capitalized terms used in this Release are defined in the [FOR EXECUTIVES WITH EXISTING EMPLOYMENT AGREEMENTS: Amended and Restated] At-Will Employment Agreement (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under Section 3 of the Agreement.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

[INCLUDE IF EXECUTIVE IS AGE 40 OR OLDER AT TIME OF TERMINATION: I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to

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anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.]

EXECUTIVE

Name:

Date:

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